                                                                      EXHIBIT 24


                              POWER OF ATTORNEY



        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert L. Keiser and Edward W. Moneypenny (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities with ORYX ENERGY COMPANY, to sign the Registration Statement on Form S-3 pursuant to the Securities Act of 1933 relating to the sale by the Company from time to time in one or more series its unsecured debt securities, preferred stock and common stock in an aggregate amount not to exceed $500,000,000 and any or all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

       Signature                      Title                          Date
       ---------                      -----                          ----
    /s/ ROBERT L. KEISER         Chairman of the Board,         February 6, 1997
-----------------------------    Chief Executive Officer,
(Robert L. Keiser)               President, and Director
                                 (principal executive officer)


     /s/ JERRY W. BOX            Executive Vice President,      February 6, 1997
-----------------------------    Chief Operating Officer,
(Jerry W. Box)                   and Director


  /s/ EDWARD W. MONEYPENNEY      Executive Vice President,      February 6, 1997
-----------------------------    Finance, Chief Financial
(Edward W. Moneypenney)          Officer, and Director
                                 (principal financial officer)

  /s/ ROBERT L. THOMPSON         Comptroller and Corporate      February 6, 1997
-----------------------------    Planning Director
(Robert L. Thompson)             (principal accounting officer)


       Signature                      Title                          Date
       ---------                      -----                          ----
 /s/ WILLIAM E. BRADFORD              Director                  February 6, 1997
-----------------------------
(William E. Bradford)

 /s/ SYLVIA A. EARLE                  Director                  February 6, 1997
-----------------------------
(Sylvia A. Earle)

 /s/ DAVID C. GENEVER-WATLING         Director                  February 6, 1997
-----------------------------
(David C. Genever-Watling)

 /s/ ROBERT B. GILL                   Director                  February 6, 1997
-----------------------------
(Robert B. Gill)

 /s/ DAVID S. HOLLINGSWORTH           Director                  February 6, 1997
-----------------------------
(David S. Hollingsworth)

 /s/ CHARLES H. PISTOR, JR.           Director                  February 6, 1997
-----------------------------
(Charles H. Pistor, Jr.)

  /s/ PAUL R. SEEGERS                 Director                  February 6, 1997
-----------------------------
(Paul R. Seegers)

  /s/ IAN L. WHITE-THOMSON           Director                  February 6, 1997
-----------------------------
(Ian L. White-Thomson)



                                       2